Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-4 of FB Financial Corporation of our report dated March 16, 2018 relating to the consolidated financial statements of FB Financial Corporation, appearing in the Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2019.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.
/s/ RSM US LLP
Jacksonville, Florida
March 25, 2020